EXHIBIT 99.2
RESTATEMENT FOR QUARTER ENDED APRIL 30, 2007

The Company has restated its previously issued consolidated financial statements for the quarter ended January 31, 2007 and for the quarter ended April 30, 2007. During the review for the quarter ended July 31, 2007, the Company discovered an accounting error occurring in the filed financial statements for the quarter ended January 31, 2007 and for the quarter ended April 30, 2007. Certain amounts of sales rebate payable were not accrued from sales.

The following table summarizes the impact of the restatement adjustments on the consolidated balance sheet as of April 30, 2007:

	As of April 30, 2007
	As Previously Reported	Total Adjustments	As Restated
CURRENT ASSETS
Cash and cash equivalents	$3,786,469		$3,786,469
Trade receivables, net (Note 5)	11,859,115		11,859,115
Inventories (Note 6)	1,352,302		1,352,302
Prepaid expenses and deposits	135,883		135,883
Other receivables	20,172		20,172
Deferred expenses (Note 9)	118,434		118,434
TOTAL CURRENT ASSETS	17,272,375		17,272,375
PROPERTY, PLANT AND EQUIPMENT (Note 7)	2,615,139		2,615,139
CONSTRUCTION IN PROGRESS (Note 8)	667,575		667,575
TOTAL ASSETS	$20,555,089		$20,555,089

CURRENT LIABILITIES
Accounts payables and accruals (Note 10)
- due to related parties	$-		$-
- due to third parties	519,822		519,822
Total accounts payables and accruals	519,822		519,822
Other payables (Note 11)	891,257	1,725,634	2,616,891
TOTAL CURRENT LIABILITIES	1,411,079		3,136,713
TOTAL LIABILITIES	1,411,079	1,725,634	3,136,713

STOCKHOLDERS’ EQUITY
Common Stock - Authorized common shares 100,000,000, outstanding number of shares 35,000,181 at par value of 0.001, authorized preferred shares 2,500,000	35,000		35,000
Additional paid in capital	6,333,264		6,333,264
Reserves	1,962,808		1,962,808
Retained earnings	10,420,513	(1,712,961)	8,707,552
Accumulated other comprehensive income	392,425	(12,673)	379,752
TOTAL STOCKHOLDERS’ EQUITY	19,144,010	(1,725,634)	17,418,376

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$20,555,089		$20,555,089

The following table summarizes the impact of the restatement adjustments on the consolidated statement of operations for the three months and six months ended April 30, 2007:

	Three Months Ended April 30, 2007			Six Months Ended April 30, 2007
	As Previously Reported	Total Adjustments	As Restated	As Previously Reported	Total Adjustments	As Restated
SALES	$6,964,700	$(649,368)	$6,315,332	$17,532,286	$(1,712,961)	$15,819,325
COST OF SALES	(3,120,081)		(3,120,081)	(7,693,017)		(7,693,017)
GROSS PROFIT	3,844,619	(649,368)	3,195,251	9,839,269	(1,712,961)	8,126,308

SELLING AND DISTRIBUTION EXPENSES	(16,871)		(16,871)	(122,446)		(122,446)
ADVERTISING EXPENSE	(163,532)		(163,532)	(172,681)		(172,681)
GENERAL AND ADMINISTRATIVE EXPENSES	(369,728)		(369,728)	(636,504)		(636,504)
PROVISION FOR DOUBTFUL ACCOUNTS	(568,113)		(568,113)	(621,122)		(621,122)
DEPRECIATION AND AMORTIZATION	(70,181)		(70,181)	(138,475)		(138,475)
INCOME FROM OPERATIONS	2,656,194	(649,368)	2,006,826	8,148,041	(1,712,961)	6,435,080

OTHER INCOME	6,732		6,732	10,066		10,066
INCOME BEFORE INCOME TAXES	2,662,926	(649,368)	2,013,558	8,158,107	(1,712,961)	6,445,146

INCOME TAXES	--		--	--		--

NET INCOME	$2,662,926	(649,368)	$2,013,558	$8,158,107	(1,712,961)	$6,445,146

BASIC EARNINGS PER SHARE	0.076	(0.019)	0.058	0.233	(0.049)	0.184
DILUTED EARNING PER SHARE	0.076	(0.019)	0.058	0.233	(0.049)	0.184

The following table summarizes the impact of the restatement adjustments on the consolidated statement of cash flows for the six months ended April 30, 2007:

	Six Months Ended April 30, 2007
	As Previously Reported	Total Adjustments	As Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,158,107	$(1,712,961)	$6,445,146
Adjustments to reconcile net income to net cash from
operating activities :
Depreciation and amortization	138,475		138,475
Fair Value of Warrants Issued	22,442		22,442
Changes in operating assets and liabilities:
Trade receivables, net	(4,293,019)		(4,293,019)
Inventories	(730,158)		(730,158)
Other receivables, net	1,123,662		1,123,662
Deferred expenses	(2,610)		(2,610)
Prepaid expenses and deposits	(33,410)		(33,410)
Accounts payable and accruals	(266,893)		(266,893)
Other Payable	(985,785)	1,725,634	789,849
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,130,811	12,673	3,143,484

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(143,330)		(143,330)
Construction in Progress	(560,965)		(560,965)
NET CASH USED IN INVESTING ACTIVITIES	$(704,295)		$(704,295)

NET CHANGE IN CASH AND CASH EQUIVALENTS	2,426,516	12,673	2,439,189
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	338,686	(12,673)	326,013
Cash and cash equivalents, beginning of period	1,021,267		1,021,267
Cash and cash equivalents, end of period	$3,786,469		$3,786,469